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                                                                     EXHIBIT 5.1

                          ARNALL GOLDEN & GREGORY, LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3450

                                 March 1, 2001

Horizon PCS, Inc.
68 East Main Street
Chillicotte, Ohio  45601-0480

Ladies and Gentlemen:

         We have acted as counsel to Horizon PCS, Inc., a Delaware corporation (the "Company"), and Horizon Personal Communications, Inc., an Ohio corporation ("HPC") and Bright Personal Communications, LLC ("Bright," Bright and HPC collectively, the "Subsidiary Guarantors"), in connection with the preparation of a Registration Statement on Form S-4, including the Prospectus constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offer to exchange (the "Exchange Offer") the Company's registered 14.0% Senior Subordinated Discount Notes due 2010 (the "Registered Notes") and the Subsidiary Guarantors' registered guarantee thereof (the "Registered Guarantee") for all of the Company's outstanding 14.0% Senior Subordinated Discount Notes due 2010 (the "Outstanding Notes") and the Subsidiary Guarantors' outstanding guarantee thereof (the "Outstanding Guarantee").

         The Outstanding Notes and Outstanding Guarantee were issued, and the Registered Notes and Registered Guarantee will be issued, pursuant to an Indenture (the "Indenture") dated as of September 26, 2000, by and among the Company, the Subsidiary Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee").

         We have examined such documents and records and other certificates and instruments and have conducted such investigation as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

         1. Assuming the Registration Statement (including any amendments thereto) shall become effective under the Securities Act, when executed and authenticated by the Trustee in accordance with their terms and the terms of the Indenture, and delivered in exchange for the Outstanding Notes pursuant to the Indenture and the Exchange Offer, the Registered Notes will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and

         2. Assuming the Registration Statement (including any amendments thereto) shall become effective under the Securities Act, when executed and authenticated by the Trustee in accordance with its terms and the terms of the Indenture, and delivered pursuant to the Indenture and the Exchange Offer, the Registered Guarantee will be the legally issued and valid and binding obligation of the Subsidiary Guarantors enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible



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Horizon PCS, Inc.
March 1, 2001
Page 2

unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Subsidiary Guarantors or any other person, or any other document or agreement involved with the transactions contemplated by the Exchange Offer. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                      Sincerely,

                                      /s/ ARNALL GOLDEN & GREGORY, LLP